EXHIBIT 3

                               Daszkal Bolton LLP
                          Certified Public Accountants


May 9, 2002

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Travlang, Inc.

We have read the revised statements that we understand Travlang, Inc. will include under Item 4 of the form 8-K/A report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.


Sincerely,

/s/ Patrick D. Heyn
-------------------------
    Patrick D. Heyn, CPA
    Principal